Exhibit 5.1

ד"ר ליפא מאיר	ד"ר יריב אילן	רעות בייץ	טל מורג	TAL MORAG	REUT BEITZ	DR. YARIV ILAN	DR. LIPA MEIR
צוריאל לביא	אדמית כהן-וינשטוק	יאן פלדמן	ירדן הדר	YARDEN HADAR	YAN FELDMAN	ADMIT COHEN-WEINSHTOK	ZURIEL LAVIE
אלון פומרנץ	מאיר אלבוים	ניר מנחם	גד קרן	GAD KEREN	NIR MENAHEM	MEIR ELBAUM	ALON POMERANC
ארתור מוהר (I)	טלי לב (II/III)	קרן בוצר	שיר דיגמי-טל	SHIR DIGMI-TAL	KEREN BOZER	TALI LEV (II/III)	ARTHUR MOHER (I)
עוזי מור	סילביה גל-יהב	לילך הוק	צח כהן	TZAH COHEN	LILACH HOEK	SYLVIA GAL-YAHAV	UZI MOR
גרי קופלוביץ	אסף אילוז	איתמר ליפנר	נוף שדה	NOF SADEH	ITAMAR LIPPNER	ASAF ILUZ	GARY COPELOVITZ
גד אזור	שי תמר	גיא משולם	תם פישר	TOM FISHER	GUY MESHULAM	SHAY TAMAR	GAD AZOR
ארז דר לולו	רועי אייז	יוני שטינמץ	דפנה הורוביץ	DAFNA HOROVITZ	YONI SHTAINMETZ	ROY AIZ	EREZ DAR LULU
יריב שלום	ד"ר גאי כרמי	אלה בן-דור	עמית ביטון	AMIT BITTON	ELLA BEN-DOR	DR. GUY CARMI	YARIV SHALOM
רונן בהרב	נופר טפליץ	טל אסולין-מנחמוב	מאור זילכה	MAOR ZILKA	TAL ASULIN-MENAHEMOV	NUPHAR TEPLIZ	RONEN BAHARAV
ד"ר זיו פרייז (II)	יוסי מנדלבאום	יותם וייס	נועם שוורץ	NOAM SCHWARTZ	YOTAM WEISS	YOSSI MANDELBAUM	DR. ZIV M. PREIS (II)
מיכל שורץ	שמרית כרמי-נעמת	רימון דיין	בן לירז	BEN LIRAZ	RIMON DAYAN	SHIMRIT CARMY NAAMAT	MICHAL SCHWARTZ
שבתאי מיכאלי	עומר מאירי	תום ניסני	אביחי אסולין	AVIHAY ASULIN	TOM NISSANI	OMER MEIRI	SHABTAI MICHAELI
איתן שמואלי	קרנית אקריש	ארז גולן (נעים)	אביב אמר	AVIV AMAR	EREZ GOLAN (NAIM)	KARNIT AKRISH	EITAN SHMUELI
אמיר זולטי	יערה פרוינד-אברהם	ישי לבנון	רעות שאולי	REUT SHAULI	ISHAY LEVANON	YAARA FRUEND-AVRAHAM	AMIR ZOLTY
שירלי יפרח-אזור	גרגורי אירגו	שחף רוט-קליין			SHAHAF ROTH-KLEIN	GREGORY IRGO	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	יצחק אנידגר	עידו זבורוף			IDO ZABOROF	ISAAC ANIDJAR	DR. TZIPI ISER ITSIQ
גלי אופינסקי	דור אבינרי	ניר דפני	איל חיאט	EYAL KHAYAT	NIR DAFNI	DOR AVINERY	GALI OPINSKY
דוד וינשטיין	איילת רם	שקד ניסן-כהן	ד"ר יהודה בן מאיר (IV)	DR. YEHUDA BEN-MEIR (IV)	SHAKED NISSAN-COHEN	AYELET RAM	DAVID WEINSTEIN
דנית רימון	ליהי אלימלך	עדן בן לולו	ד"ר אירית מבורך (IV)	DR. IRIT MEVORACH (IV)	EDEN BEN LULU	LIHI ELIMELECH	DANIT RIMON

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

December 25, 2019

To:

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526

Israel

Re: Prospectus Supplement Pursuant to Rule 424(b)(5)

Ladies and Gentlemen,

We have acted as Israeli counsel to Safe-T Group Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company (the “Offering”) of (i) 269,272 American Depositary Shares (the “Offered ADSs”), each representing forty (40) ordinary shares, no par value per share, of the Company (the “Ordinary Shares”), and in aggregate representing 10,770,880 Ordinary Shares (the “Offered Ordinary Shares”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 260,281 ADSs (the “Warrant ADSs”), at an exercise price of $0.001 per ADS. This opinion letter is rendered pursuant to Item 9 of Form F-3 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

 In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form F-3 (Registration Statement No. 333-235367) (the “Registration Statement”) filed by the Company with the SEC and the prospectus supplement dated December 23, 2019 filed by the Company with the SEC in connection with the registration of certain securities pursuant to Rule 424(b)(5) and as to which this opinion is filed as an exhibit (the “Prospectus Supplement”), (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement, the Prospectus Supplements and the actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

EMAIL: LAW@LIPAMEIR.CO.IL	WWW.LIPAMEIR.CO.IL
(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Offered Ordinary Shares underlying the Offered ADSs have been duly authorized by the Company, and, upon payment to the Company of the consideration per Offered ADS in such amount and form as described in the Prospectus Supplement, and when issued and sold in the Offering as described in the Prospectus Supplement the Offered Ordinary Shares will be validly issued, fully paid and non-assessable, and (ii) the Ordinary Shares underlying the Pre-Funded ADSs, have been duly authorized, and when the Warrant ADSs are issued, sold and delivered by the Company upon exercise of the Pre-Funded Warrants against receipt of the exercise price therefor in accordance with the Pre-Funded Warrants, the Ordinary Shares underlying the Warrant ADSs will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely yours,

/s/ Lipa Meir & Co

EMAIL: LAW@LIPAMEIR.CO.IL	WWW.LIPAMEIR.CO.IL